                                                                    Exhibit 99

[ZOLTEK logo]


FOR IMMEDIATE RELEASE                                 NASDAQ NMS SYMBOL:  "ZOLT"
---------------------                                 --------------------------

           ZOLTEK REPORTS RECORD CARBON FIBER SALES FOR FISCAL 2006
           --------------------------------------------------------
                          AND UPDATES CURRENT OUTLOOK
                          ---------------------------

         ST. LOUIS, MISSOURI -- DECEMBER 14, 2006 -- Zoltek Companies, Inc. today reported its results for the fiscal year and fourth quarter ended September 30, 2006. Zoltek's consolidated net sales for fiscal 2006 were $92.4 million, an increase of 67% from net sales of $55.4 million in fiscal 2005. For the quarter ended September 30, 2006, net sales increased 60% to $23.8 million from $14.9 million in the fourth quarter of fiscal 2005.

         Boosted by the combination of strong demand, particularly for wind energy applications, for its carbon fibers and increased productive capacity, the sales trends reflected a continued substantial improvement. Carbon fibers sales were constrained in the fourth quarter of fiscal 2006 due to inefficiencies experienced in the Company's carbon fibers expansion program, and to the timing of shipments of technical fibers for aircraft brake applications. "Right now and for the foreseeable future, the only limitation on our growth is our ability to increase our production efficiency and to bring new capacity into production on a timely and efficient basis," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, said. Thus far in fiscal 2007, Zoltek has made some of the required improvements and the Company expects those efficiency improvements will result in net sales exceeding $30 million in the quarter ending December 31, 2006. Beginning with the second quarter, the Company will implement announced carbon fibers price increases and will further expand its carbon fibers capacity. These actions are expected to provide significantly improving results of operations during the remainder of the current fiscal year.

         The Company reported operating loss from continuing operations of $15.7 million for its 2006 fiscal year, which included $23.1 million of litigation charges arising out of a lawsuit that the Company is contesting, as discussed below. This compared to an operating loss of $7.6 million in the 2005 fiscal year.

         As previously reported, in a lawsuit in Federal Court in St. Louis, the court entered a judgment against Zoltek Corporation, a subsidiary of Zoltek Companies, Inc. alleging that it had breached its obligations under a Supply Agreement, executed in 2000 for Zoltek's carbon fiber product known as Panex 33, which the Company has not manufactured since 2002. During the fourth quarter of 2006, the Company accrued $23.1 million in respect of the contingent liability, which it believes is the best estimate of the liability associated with this matter.


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[ZOLTEK logo]

Zoltek Reports Record Carbon Fiber Sales For Fiscal 2006 And Updates Current Outlook
Page 2
December 14, 2006
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         The Company's Zoltek Corporation subsidiary is a defendant in a lawsuit brought by a customer in Federal Court in St. Louis, Missouri. As previously disclosed, the case was tried in November 2006 and on November 29, 2006, the jury rendered verdicts against Zoltek Corporation in the amounts of $21.1 million and $14.9 million, respectively, which verdicts were subsequently entered as judgments against Zoltek Corporation. The Company believes that any damages should be limited to $21.1 million because the verdicts are duplicative. Zoltek Corporation is filing various post-trial motions. If such motions are unsuccessful, Zoltek Corporation intends to file an appeal with the U. S. Court of Appeals for the 8th Circuit seeking reversal or a new trial. Although the litigation process is inherently uncertain, the Company believes it has strong grounds for the judgment to be substantially reduced or, possibly, overturned entirely. The Company will have to post a bond during the appeals process of approximately $40 million or a lesser amount if its post-trial motion to reduce the amount of the judgment is granted. The Company expects to fund the bond with $8.0 million of the Company's cash on hand, a $10.0 million bank loan collateralized by the Company's U.S. real estate, a $10.0 million loan from the Company's Chief Executive Officer who intends to sell a portion of his Company shares to generate the loan proceeds, and the exercise of 827,789 warrants for $12.2 million by existing institutional shareholders. In connection with the exercise of such warrants, the Company has entered into an amendment of its previously announced convertible debt financing package with institutional investors under which the Company has agreed to issue the existing institutional shareholders an additional 827,789 warrants at an exercise price of $28.06 with a six-year life. In addition, pursuant to the Amendment, the investors have agreed to waive certain penalties and defaults under the prior financing arrangements and the Company has agreed to file a registration statement covering the additional shares issuable in connection with the warrants.

         Due to the timing of completion of documentation and other arrangements related to the funding of appeal bond, the filing of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 will be delayed. Unless a satisfactory funding of the appeal bond is completed the Company's financial statements for the fiscal year ended September 30, 2006 may indicate substantial doubt about the Company's ability to continue as a going concern. The Company believes that it will be able to complete the funding arrangements referenced above to post the appeal bond. The Company anticipates that its Form 10-K will be filed promptly after such appeal bond arrangements are completed.



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[ZOLTEK logo]

Zoltek Reports Record Carbon Fiber Sales For Fiscal 2006 And Updates Current Outlook
Page 3
December 14, 2006
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         The Company anticipates that it will hold a conference call with investors promptly after the filing of its Form 10-K.

                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.



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[ZOLTEK logo]

Zoltek Reports Record Carbon Fiber Sales For Fiscal 2006 And Updates Current Outlook
Page 4
December 14, 2006
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
                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                     (Amounts In Thousands Except Per Share Data)
                                                     (Unaudited)

                                                                                           Three Months Ended
                                                                                              September 30
                                                                                        2006                 2005
                                                                                    ---------------------------------
Net sales...........................................................................$     23,814          $    14,880
Cost of sales, excluding available unused capacity costs............................      18,681               14,960
Available unused capacity costs.....................................................           -                  594
Application and development costs...................................................       1,251                  837
Selling, general and administrative expenses........................................       2,197                1,955
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
   PRIOR TO LITIGATION CHARGE*......................................................       1,685               (3,466)
Interest income.....................................................................         222                    -
Net interest expense related to non-convertible debt*...............................        (157)                (135)
Other, net..........................................................................        (703)                 (62)
Income tax expense..................................................................         200                  277
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   CONVERTIBLE DEBT EXPENSE AND LITIGATION CHARGE*..................................         847               (3,940)
Income (expense) related to convertible debt issuances*.............................        (630)              (6,412)
Expense related to litigation charge................................................     (23,110)                   -
Loss from continuing operations.....................................................     (22,893)             (10,352)
Loss from discontinued operations, net of taxes.....................................          14                 (790)
NET LOSS ...........................................................................     (22,879)             (11,142)

Net loss per share:
      Basic and diluted loss per share:
          Continuing operations.....................................................$      (0.89)         $     (0.57)
          Discontinued operations...................................................       (0.00)               (0.04)
                                                                                    ------------          -----------
                Total...............................................................$      (0.89)         $     (0.61)
                                                                                    ============          ===========

Weighted average common shares outstanding - basic and diluted......................      25,648               19,083

-------------------------

* To provide transparency about measures of the Company's financial performance which management considers most relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "operating income (loss) from continuing operations prior to litigation charge" operating loss per GAAP is $21,415 for 2006 and "income (loss) from continuing operations before convertible debt expense and litigation charge" which is a non-GAAP financial measure. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure of its business. Zoltek believes the presentation of this measure is useful to investors because it is more indicative of the company's underlying business performance and, since the Company expects, based on the recent amendment to its September 2005 financing package, that after the third quarter of fiscal 2006, the Company will no longer have any convertible debt or warrants that require derivative accounting.

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[ZOLTEK logo]

Zoltek Reports Record Carbon Fiber Sales For Fiscal 2006 And Updates Current Outlook
Page 5
December 14, 2006
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
                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                     (Amounts In Thousands Except Per Share Data)
                                                     (Unaudited)

                                                                                            Fiscal Year Ended
                                                                                              September 30
                                                                                        2006                 2005
                                                                                    ---------------------------------
Net sales  .........................................................................$     92,357          $    55,377
Cost of sales, excluding available unused capacity costs............................      69,994               52,809
Available unused capacity costs.....................................................           -                2,347
Application and development costs...................................................       4,887                3,324
Selling, general and administrative expenses........................................      10,041                4,523
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
   PRIOR TO LITIGATION CHARGE*......................................................       7,435               (7,626)
Interest expense related to non-convertible debt*...................................        (490)                (697)
Interest income.....................................................................         281                    2
Other, net .........................................................................      (1,003)              (1,876)
Income tax expense..................................................................         888                  708
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   CONVERTIBLE DEBT EXPENSE AND LITIGATION CHARGE*..................................       5,335              (10,905)
Expense related to convertible debt issuances*......................................     (47,990)             (27,306)
Expense related to litigation charge................................................     (23,110)                   -
Loss from continuing operations.....................................................     (65,765)             (38,211)
Loss from discontinued operations, net of taxes.....................................         (37)              (2,182)
NET LOSS ...........................................................................     (65,802)             (40,393)

Net loss per share:
      Basic and diluted loss per share:
           Continuing operations....................................................$      (2.91)         $     (2.12)
           Discontinued operations..................................................       (0.00)               (0.12)
                                                                                    ------------          -----------
                 Total..............................................................$      (2.91)         $     (2.24)
                                                                                    ============          ===========

Weighted average common shares outstanding - basic and diluted......................      22,575               18,050

-------------------------

* To provide transparency about measures of the Company's financial performance which management considers most relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "operating income (loss) from continuing operations prior to litigation charge" operating loss per GAAP is $21,415 for 2006 and "income (loss) from continuing operations before convertible debt expense and litigation charge" which is a non-GAAP financial measure. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure of its business. Zoltek believes the presentation of this measure is useful to investors because it is more indicative of the company's underlying business performance and, since the Company expects, based on the recent amendment to its September 2005 financing package, that after the third quarter of fiscal 2006, the Company will no longer have any convertible debt or warrants that require derivative accounting.